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                                                                   EXHIBIT 10.13


                                 LEASE AGREEMENT



                                      FROM



                           OUTBOARD MARINE CORPORATION
                                    LANDLORD


                                       TO


                                 ANDREW P. HINES
                                     TENANT






       PREMISES: 20 Saddle Hills Road, Mendham Township, New Jersey 07931
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                                  L E A S E


      THIS AGREEMENT OF LEASE made this 18th day of December, 1998 between OUTBOARD MARINE CORPORATION ("Landlord"), and ANDREW P. HINES ("Tenant").


                                  WITNESSETH:


      1. Premises Demised. The Landlord leases and demises to the Tenant the residential property commonly known as 20 Saddle Hill Road, Mendham Township, New Jersey (hereinafter the "Premises").

      2. Term. The term of this Lease shall be month-to-month beginning on the date above and terminating on March 31, 1998, unless terminated earlier by Tenant by providing prior written notice to Landlord.

      3. Rental. The Tenant covenants and agrees to pay to the Landlord by cash or check, at the address for notice provided below, or as an offset to an equal amount due from Landlord to Tenant as and for interest on a demand note of even date herewith from Landlord to Tenant, the amount of Four Thousand Six Hundred Fifty-Eight and 33/100 Dollars ($4,658.33) per month, payable on or before the first of each and every month of the Term.

      4. Repairs and Maintenance. During the Term, Tenant agrees, at its sole cost and expense, to make all repairs caused by its negligence, to keep the Premises free from debris and litter and to perform all necessary noncapital maintenance, repairs and replacements to the premises.

      5. Alterations. Tenant shall make no changes, alterations, additions or improvements to the Premises ("Alterations").

      6. Subletting and Assignment. (a) Tenant may not assign this Lease or sublet the whole or any part of the Premises.

      (b) Any assignment of this Lease or any sublease of the Premises shall not relieve Tenant of any of its obligations under this Lease.
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      7. Damage or Destruction. (a) If, in Tenant's good faith judgment, the
Premises shall be so damaged or destroyed by fire, other casualty, acts of God or the elements so that they cannot be restored or made tenantable or suitable for Tenant's use within thirty (30) days from the date of such damage or destruction ("Substantial Damage") or prior to the termination hereof, either party may terminate this Lease by written notice given to the other after the date of such Substantial Damage. Such termination shall be effective as of the date of the Substantial Damage and the rent and all other charges which are Tenant's responsibility shall abate from that date and any rent and other charges paid for any period beyond such date shall be repaid to Tenant.

      (b) If this Lease is not terminated as provided in Paragraph (a) of this Section, then the Tenant shall, at its sole cost and expense, with due diligence restore and repair the Premises as speedily as practical. During the restoration and repair period, the rent and other charges which are Tenant's responsibility shall be abated or reduced from the date of the Substantial Damage depending upon the period for which and the extent to which the Premises are not tenantable, accessible or suitable for Tenant's business needs.

      8. Eminent Domain. (a) If there is a Substantial Taking of the Premises by right or threat of eminent domain, this Lease shall terminate and the rent and all other charges which are Tenant's responsibility shall abate from the date of Substantial Taking and any rent and other charges paid for any period beyond such date shall be repaid to Tenant. "Substantial Taking" means the remainder of the Premises cannot, as substantiated by Tenant, be restored or made tenantable, accessible or suitable for Tenant's business needs within thirty (30) days from the date of the taking or prior to the termination of this Lease.

      (b) If a portion of the Premises shall be taken by right or threat of eminent domain but the taking does not constitute a Substantial Taking, this Lease shall not terminate but Landlord shall, at its sole cost and expense, with due diligence, restore and repair the Premises as speedily as practical. During the restoration and repair period, the rent and other charges which are Tenant's responsibility shall be abated or reduced form the date of the taking depending upon the period for which and the extent to which the Premises are not tenantable or suitable for Tenant's business needs.

      (c) Tenant shall not be entitled to any part of the payment or award for any such taking provided, however, that Tenant may file a claim for any taking of Tenant Property or moving expense.

      9. Indemnity. Each party shall, to the extent they have insurance coverage therefor, defend, indemnify and save harmless the other against all claims, liabilities, losses, damages,


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costs and expenses (including reasonable attorneys' fees and other costs of defense) because of injury, including death, to any person, or damage or loss of any kind to any property caused by the negligence or misconduct of the defaulting party, its agents, employees or contractors in connection with Tenant's use of the Premises and equipment located thereon, or by such party's failure to perform its obligations under this agreement.

      10. Subordination. Landlord is hereby vested with full power and authority to subordinate Tenant's interest hereunder to the lien of any mortgage or deed of trust which may now or hereafter be placed on the Building or underlying leasehold estate and to all renewals, modifications, consolidations and replacement of such mortgage or deed of trust.

      11. Landlord's Right of Entry. Landlord has the right to enter the Premises at any reasonable time upon prior written notice to Tenant, or without notice in case of emergency, for the purpose of performing such maintenance, repairs, replacements and Alterations to the Premises as are required under this Lease.

      12. Taxes and Insurance. (a) Tenant shall pay all real property taxes and Assessments payable for the period of the Term levied upon the Premises.

      (b) Tenant shall carry, throughout the Term, with solvent and responsible companies, a renters insurance policy, covering the contents of the premises and liability resulting from the acts or failure to act of Tenant.

      13. Waiver of Subrogation. The parties release each other and their respective authorized representatives from any claims for damage to any person or to the Building or the Premises that are caused by or result from risks insured against under any insurance policies carried by either of the parties. Any liability that either party may have against the other shall be limited to the amount that exceeds the amount of insurance proceeds received or if a party is to be indemnified under the terms of this Lease the amount which exceeds the insurance proceeds received by the indemnified party. Each party to the extent possible shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance and each party to the extent permitted for itself and its insurer, waives all such insured claims against the other party.

      14. Access. Tenant shall have full and unimpaired access to the Premises.

      15. Default; Rights and Remedies. (a) The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:


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            (i)   failure by Tenant to pay rent within ten (10)days after
                  receipt of written notice of such failure to pay the same on the due date;

           (ii) failure by Tenant to pay within ten (10) days after receipt of written notice from Landlord to Tenant, any other moneys required to be paid by Tenant under the Lease; or

          (iii) failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after receipt of written notice from Landlord to Tenant, except that if such default cannot be cured within such thirty (30) day period, this period shall be extended, provided that Tenant commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure.

      (b) The occurrence of any one or more of the following matters constitutes a Default by Landlord under this Lease:

            (i) failure by Landlord to pay, within ten (10) days after receipt of written notice from Tenant to Landlord, any moneys required to be paid by Landlord under this Lease; or

           (ii) failure by Landlord to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after receipt of written notice from Tenant to Landlord, except that if such default cannot be cured within such thirty (30) day period, this period shall be extended, provided that Landlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to affect such cure.

      (c) The occurrence of any one or more of the matters described in Paragraph (a) or (b) of this section shall be referred to as a "Default" by Tenant or Landlord, as the case may be.

      (d) If a Default occurs, the Parties shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative, and shall not operate to exclude or deprive them of any other right or remedy allowed it by law:

            (i) Landlord or Tenant may terminate this Lease by giving the other party not less than ten (10) days written notice of their election to do so, in which event the Term shall end, and all right, title and interest of the Parties hereunder shall expire, on the date stated in such notice;

           (ii) Landlord may terminate the right of the Tenant to possession of the Premises without terminating the Lease by giving not less than ten (10) days' advance notice to Tenant.


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      (e) Each party shall defend, indemnify and save harmless the other against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) incurred or sustained in connection with such party's breach of any representations, warranties, covenants, agreements or guarantees under this Lease.

      16. Holding Over. Should Tenant remain in possession of the Premises, or part thereof, after the expiration of this Lease without the execution of a new lease by Landlord and Tenant, Tenant shall become a tenant from month-to-month of the Premises, or part thereof, under all the terms, conditions, provisions and obligations of this Lease and such month-to-month tenancy may be terminated by either Landlord or Tenant as of the end of any calendar month upon five (5) business days prior written notice.

      17. Quiet Enjoyment. Landlord covenants that if and for so long as Tenant pays the rent and performs the covenants and conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term.

      18. Real Estate Brokers. The parties acknowledge that no Broker's commissions are due as a result of this transaction.

      19. Attorneys' Fees. In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered, shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees of the prevailing party.

      20. Estoppel Certificate. Tenant agrees, upon not less than ten (10) days prior written request by Landlord, to deliver to Landlord a correct and complete statement in writing signed by Tenant certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying rent and the dates to which the rent and other charges have been paid; (iii) that, to the best of Tenant's knowledge, the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof; and (iv) that there has been no prepayment of rent other than that provided for in this Lease. Landlord, upon not less than twenty (20) days prior written request of Tenant, shall furnish a similar statement in writing to Tenant, covering the matters set forth above, to the extent applicable to Landlord.

      21. Notices. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by registered or certified mail in a postpaid envelope to the following:


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      If to Landlord:   OUTBOARD MARINE CORPORATION
                        100 Sea Horse Drive
                        Waukegan, IL  60085
                        Attn: Vice President and Controller


      If to Tenant:     ANDREW P. HINES
                        100 Sea Horse Drive
                        Waukegan, IL 60085

Notice shall be deemed to have been given, if delivered personally, delivery thereof, and, if mailed, upon the date postmarked.

      22. Entire Agreement. This Lease contains the entire agreement between the parties, there being no other terms, oral or written, except as herein expressed. No modification of this Lease shall be binding on the parties unless it is in writing and signed by both parties hereto.

      23. Controlling Law. This agreement shall be construed in accordance with the laws of the State of New Jersey and jurisdiction shall lie within the federal, state or county courts located therein.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.


ATTEST:                             OUTBOARD MARINE CORPORATION

/s/ Gordon G. Repp                  By:/s/ Robert S. Romano
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                                    Title:Vice President and General Counsel


WITNESS:                            ANDREW P. HINES

/s/ Gordon G. Repp                  By:/s/ Andrew P. Hines
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